EXHIBIT 99.1

Tuesday, January 30, 2024
FOR IMMEDIATE RELEASE

WaFd, Inc. Receives Regulatory Approval for Acquisition of Luther Burbank Corporation

Seattle, WA – WaFd, Inc. (NASDAQ: WaFd), the parent company of Washington Federal Bank (“WaFd Bank”), and Luther Burbank Corporation (NASDAQ: LBC, “Luther Burbank”), the parent company of Luther Burbank Savings, jointly announced today that they received the required regulatory approvals from the Federal Deposit Insurance Corporation and the Washington State Department of Financial Institutions for Luther Burbank Savings to be merged with and into Washington Federal Bank, and from the Board of Governors of the Federal Reserve System for Luther Burbank to be merged with and into WaFd, Inc., on the terms and subject to the conditions of the Agreement and Plan of Reorganization, dated as of November 13, 2022, by and between Luther Burbank and WaFd (the “Merger Agreement”). This merger will expand WaFd Bank’s footprint to nine western states with the addition of ten California branches of Luther Burbank.
“Regulatory approval of this merger with Luther Burbank affirms WaFd Bank’s position as an important financial resource for the communities we serve,” said Brent Beardall, President, and Chief Executive Officer of WaFd Bank. “A lot has transpired in the fourteen months since we announced this combination, but the more we have worked with the Luther Burbank team, the more convinced we are our combined bank will create significant opportunities for current and future customers and shareholders.”
The merger is expected to be completed by February 29, 2024, subject to the satisfaction or waiver of the remaining closing conditions set forth in the Merger Agreement. System and brand integration efforts are expected to be completed in the first week of March 2024 so that Luther Burbank customers can quickly and efficiently access the WaFd Bank platform and service offerings.
As previously announced, WaFd will be welcoming two directors from Luther Burbank to join the WaFd, Inc. and WaFd Bank Boards of Directors. Mr. Brad Shuster and Mr. Max Yzaguirre will join the Boards following the closing. Mr. Stephen Graham, Chairman of WaFd, said “We are pleased to have the opportunity to welcome Mr. Shuster and Mr. Yzaguirre to our Boards; their depth of knowledge and industry experience is outstanding.”
“Our core strength has been our deep commitment to acting with integrity,” said Simone Lagomarsino, President and Chief Executive Officer of Luther Burbank Savings. “We believe we have found a long-term partner in WaFd whose values align with ours, can offer our customers a wider range of technology-enabled financial solutions and expanded geographic footprint that will help our customers thrive.”

About WaFd, Inc.
WaFd, Inc. is the parent company of Washington Federal Bank, a federally insured Washington state chartered commercial bank doing business as WaFd Bank and operating in Washington, Oregon, Idaho, Utah, Nevada, Arizona, Texas and New Mexico. Established in 1917, the bank provides consumer and commercial deposit accounts, financing for small to middle-market businesses, commercial real estate, and residential real estate, including consumer mortgages, home equity loans and lines and insurance products through a subsidiary. As of December 31, 2023, the Company operated 198 branches and reported $22.6 billion in assets, $16.0 billion in deposits and $2.5 billion in shareholders’ equity. For more information, please visit www.wafdbank.com.

About Luther Burbank Corporation
Luther Burbank is headquartered in Santa Rosa, California, and through its subsidiary, Luther Burbank Savings, operates 10 full-service branches in California, one full-service branch in Washington, and several loan production offices located throughout California. As of December 31, 2023, Luther Burbank had total assets of $8.2 billion, total loans of $6.8 billion and total deposits of $5.8 billion. Luther Burbank Savings, an FDIC insured, California chartered bank, executes on its mission to improve the financial future of customers, employees and shareholders by providing superior, human-centered personal banking and business banking services. To find out more about Luther Burbank, please visit its website www.lutherburbanksavings.com. Luther Burbank uses its website to distribute financial and other material information about the Company.

Investor Relations Contacts: WaFd, Inc. contact is Brad Goode, Chief Marketing Officer, Investor Relations, (206) 626-8178, brad.goode@wafd.com or Luther Burbank Corporation contact is Bradley Satenberg, Investor Relations, (844) 446-8201, investorrelations@lbsavings.com

This press release contains certain forward-looking statements, including but not limited to, certain plans, expectations, goals, projections and statements about the benefits of the merger, the plans, objectives, expectations and intentions of WaFd and Luther Burbank, the expected timing of completion of the merger, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. All statements other than statements of historical fact, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on WaFd’s and Luther Burbank’s current expectations and assumptions regarding WaFd’s and Luther Burbank’s businesses, the economy and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Many possible events or factors could affect WaFd’s and Luther Burbank’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others, those identified in the joint proxy statement/prospectus relating to the merger, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 1, 2023 and declared effective by the SEC on March 28, 2023. Except to the extent required by applicable law or regulation, each of WaFd and Luther Burbank disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding WaFd, Luther Burbank and factors which could affect the forward-looking statements contained herein can be found in WaFd’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 and its other filings with the SEC and Luther Burbank’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

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